EXHIBIT 6.48
                                                                   EXHIBIT 10.48

                            CHANGE IN TERMS AGREEMENT

------------- ------------ ------------ ----------- ------------- ------------ --------- ----------
  Principal     Loan Date    Maturity     Loan No     Call/Coll      Account    Officer   Initials
$1,200,000.00  09-01-2003   06-30-2004                             0010130085    B0N03
------------- ------------ ------------ ----------- ------------- ------------ --------- ----------
            References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
         Any item above containing "***" has been omitted due to text length limitations.
---------------------------------------------------------------------------------------------------

Borrower: PORTLAND BREWING COMPANY                     Lender: Washington Mutual Bank
          2730 NW 31ST AVE                                     Beaverton Commercial Banking Center
          PORTLAND, OR  97210-1718                             12655 SW Center Street, Suite 500
                                                               Beaverton, OR  97005
===================================================================================================

PRINCIPAL AMOUNT: $1,200,000.00       INITIAL RATE: 5.000%       DATE OF AGREEMENT: APRIL 15, 2004

DESCRIPTION OF EXISTING INDEBTEDNESS. That certain Promissory Note executed by Borrower on September 1, 2003, in the original amount of $1,200,000.00, as it may have been amended or renewed from time to time (the Note).

DESCRIPTION OF CHANGE IN TERMS. The maturity date of the Promissory Note described above is hereby extended to June 30, 2004. All other terms and conditions shall remain the same.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.



PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

PORTLAND BREWING COMPANY


By:   /s/ FREDERICK L. BOWMAN
     ------------------------------------------------
     FREDERICK L. BOWMAN, PRESIDENT of
     PORTLAND BREWING COMPANY
================================================================================

                     DISBURSEMENT REQUEST AND AUTHORIZATION

------------- ------------ ------------ ----------- ------------- ------------ --------- ----------
  Principal     Loan Date    Maturity     Loan No     Call/Coll      Account    Officer   Initials
$1,200,000.00  09-01-2003   06-30-2004                             0010130085    B0N03
------------- ------------ ------------ ----------- ------------- ------------ --------- ----------
            References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
          Any item above containing "***" has been omitted due to text length limitations.
---------------------------------------------------------------------------------------------------

Borrower: PORTLAND BREWING COMPANY                     Lender: Washington Mutual Bank
          2730 NW 31ST AVE                                     Beaverton Commercial Banking Center
          PORTLAND, OR  97210-1718                             12655 SW Center Street, Suite 500
                                                               Beaverton, OR  97005
===================================================================================================

LOAN TYPE. This is a Variable Rate Nondisclosable Revolving Line of Credit Loan to a Corporation for $1,200,000.00 due on June 30, 2004. The reference rate (annual interest rate, adjusted daily, published from time to time in The Wall Street Journal as the "Prime Rate" in the "Money Rates" section, as of any date of determination, currently 4.000%) is added to the margin of 1.000%, resulting in an initial rate of 5.000. This is a secured renewal loan.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

          |_| PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR PERSONAL INVESTMENT.

          |X| BUSINESS (INCLUDING REAL ESTATE INVESTMENT).

SPECIFIC PURPOSE. The specific purpose of this loan is: CIT'S EXT. MATURITY DATE
- ORIGINALLY FOR WORKING CAPITAL.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds of $1,200,000.00 as follows:

         OTHER DISBURSEMENTS:                               $1,200,000.00
           $776,156.34 CIT # 0010130085-34
           $423,843.66 UNDISBURSED
                                                           --------------
         NOTE PRINCIPAL:                                    $1,200,000.00

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

         PREPAID FINANCE CHARGES PAID IN CASH:                      $0.00

         OTHER CHARGES PAID IN CASH:                             $ 250.00
           $250.00 LOAN / MODIFICATION FEE
                                                           --------------
         TOTAL CHARGES PAID IN CASH:                              $250.00

AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender automatically to deduct from Borrower's account numbered 3933566389 the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED APRIL 15, 2004.

BORROWER:

PORTLAND BREWING COMPANY


By:      /s/ FREDERICK L. BOWMAN
        ------------------------------------------
        FREDERICK L. BOWMAN, PRESIDENT of
        PORTLAND BREWING COMPANY